EXHIBIT INDEX
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1.  Amendments dated March 16, 2000 to Restated Agreement and Declaration of
    Trust

2.  Amendment dated April 6, 2000 to Restated Agreement and Declaration of Trust

3. Amendment dated September 21, 2000 to Restated Agreement and Declaration of Trust

4.  Investment Advisory Agreement with Touchstone Advisors, Inc.

5. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the High Yield Fund

6. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Bond Fund

7. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Intermediate Term Government Income Fund

8. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Short Term Government Income Fund

9. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Money Market Fund

10. Subadvisory Agreement with Fort Washington Investment Advisors, Inc. for the Institutional Government Income Fund

11. Distribution Agreement with Touchstone Securities, Inc.

12. Form of Underwriter's Dealer Agreement

13. Custody Agreement with Investors Bank & Trust Company

14. Accounting and Pricing Services Agreement

15. Transfer, Dividend Disbursing, Shareholder Service and Plan Agency
    Agreement

16. Administration Agreement between Touchstone Advisors, Inc. and Integrated Fund Services, Inc.

17. Administration Agreement with Investors Bank & Trust Company

18. Allocation Agreement

19. Expense Limitation Agreement

20. Sponsor Agreement for the Bond Fund

21. Consent of Independent Auditors

22. Form of Administration Agreement for the Administration of Shareholder Accounts

23. Registrant's Code of Ethics

24. Code of Ethics for Touchstone Advisors, Inc.

25. Code of Ethics for Touchstone Securities, Inc.

26. Code of Ethics for Fort Washington Investment Advisors, Inc.

27. Powers of Attorney